UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2005

TRANSCEND SERVICES, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-18217	33-0378756
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

945 East Paces Ferry Road, Suite 1475, Atlanta, Georgia 30326

(Address of principal executive offices, including zip code)

(404) 364-8000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

See Item 5.02 below for the details of the compensation arrangements between the Company and Mr. Lance T. Cornell, the newly appointed Chief Financial Officer of the Company.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

(a)	Not applicable.

(b)	On November 1, 2005, Mr. Mark D. Meersman resigned as Chief Financial Officer, Treasurer and Secretary of the Company.

(c)	On November 1, 2005, the Board of Directors of the Company appointed Mr. Lance T. Cornell (age 40) as Chief Financial Officer, Treasurer and Secretary of the Company. There is no arrangement or understanding between Mr. Cornell and any other person pursuant to which Mr. Cornell was selected to serve as an Executive Officer of the Company. There is no family relationship between Mr. Cornell and any Director or Executive Officer of the Company. Between September 1998 and June 2000, Mr. Cornell served in several financial executive positions, including Chief Financial Officer of InfoCure Corporation, a leading provider of physician practice management software solutions to the healthcare industry, and its successor VitalWorks, Inc. (n/k/a AMICAS, Inc., NASDAQ National Market: AMCS). From November 2000 until July 2005, Mr. Cornell was the Chief Financial Officer of Facility Resources, Inc., a consulting firm specializing in facility-related project management. Prior to joining Transcend Services, Inc. (“Transcend”), Mr. Cornell had no transactions in excess of $60,000 with the Company, any of its Directors or Executive Officers, any security holder owning more than 5% of the Company’s Common Stock or any member of the immediate family of any of the foregoing persons. The Company’s Board of Directors approved the following compensation for Mr. Cornell: (1) annual salary of $160,000; (2) annual year-end bonus potential of up to 40% of Mr. Cornell’s annual salary payable if, and only if, the Company achieves its Board-approved annual business plan and Mr. Cornell achieves certain predetermined, but presently undetermined, mutually agreeable personal performance goals; and (3) incentive stock options to purchase 50,000 shares of Transcend’s Common Stock priced at the fair market value per share on November 1, 2005 which shall vest in the amounts of 16,667 shares on December 31, 2005; 16,667 shares on December 31, 2006; and 16,666 shares on December 31, 2007; provided that Mr. Cornell is still an employee of the Company on the designated vesting dates indicated herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Transcend Services, Inc.

Date: November 1, 2005	/s/ Larry G. Gerdes
Larry G. Gerdes
President and Chief Executive Officer
(Principal Executive Officer)